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                                                                    Exhibit 22.1

                                PHOTOMEDEX, INC.
                             a Delaware corporation

                              LIST OF SUBSIDIARIES

           Surgical Laser Technologies, Inc., a Delaware corporation.

          Surgical Innovations & Services, Inc., a Delaware corporation

                  SLT Technology, Inc., a Delaware corporation

                  SLT Properties, Inc., a Delaware corporation

                    SLT Rentals, Inc., a Delaware corporation

    Diversified Properties and Equity Group, Inc., a Pennsylvania corporation